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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         Citizens Communications Company
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             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                060619596
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(State of Incorporation or Organization)    (IRS Employer Identification No.)

 High Ridge Park, P.O. Box 3801 Stamford, CT                06905
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(Address of Principal Executive Offices)                (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:
333-58044 and 333-07047 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           To be So registered                Each class is to be registered
           -------------------                ------------------------------

              Equity Units                     The New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to Be Registered.

      The class of securities to be registered hereby is the 6-3/4% Equity Units (the "Equity Units") of Citizens Communications Company, a Delaware corporation.

      For a description of the Equity Units, reference is made to the Prospectus Supplement dated June 13, 2001 to the Prospectus contained in the Registration Statement on Form S-3 of Citizens Communications Company (Registration No. 333-58044), which description is incorporated herein by reference.

Item 2. Exhibits.

      1. Prospectus and Prospectus Supplement (incorporated by reference to the filing by the Registrant pursuant to Rule 424(b)(2) on June 15,
            2001).

      2. Warrant Agreement, dated as of June 19, 2001, between Citizens Communications Company and The Chase Manhattan Bank, as Warrant Agent (incorporated herein by reference to Exhibit 4.1 to the Form 8-K, filed on June 21, 2001).

      3. Pledge Agreement, dated as of June 19, 2001, among Citizens Communications Company, The Bank of New York, as Collateral Agent, Securities Intermediary and Custodial Agent, and The Chase Manhattan Bank, as Warrant Agent (incorporated herein by reference to Exhibit
            4.2 to the Form 8-K, filed on June 21, 2001).

      4. Remarketing Agreement, dated June 19, 2001, among Citizens Communications Company, Morgan Stanley & Co. Incorporated, as Remarketing Agent and The Chase Manhattan Bank, as Warrant Agent and attorney-in-fact for the Holders of the Equity Units (incorporated herein by reference to Exhibit 4.4 to the Form 8-K, filed on June 21, 2001).

      5. Forms of 6-3/4% Equity Unit and Treasury Equity Unit (incorporated herein by reference to Exhibits 4.6 and 4.7 to the Form 8-K, filed on June 21, 2001).

      6. Second Supplemental Indenture, dated as of June 19, 2001, to the Senior Indenture, dated as of May 23, 2001 (incorporated herein by reference to Exhibit 4.3 to the Form 8-K, filed on June 21, 2001).

      7. Form of Senior Note due 2006 (incorporated herein by reference to Exhibit 4.5 to the Form 8-K, filed on June 21, 2001).]



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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement filed on June 12, 2001 to be signed on its behalf by the undersigned, thereto duly authorized.

      Date:  June 21, 2001          CITIZENS COMMUNICATIONS COMPANY

                                    By:  /s/ Donald B. Armour
                                         ----------------------------------
                                         Name:  Donald B. Armour
                                         Title:  Vice President, Finance &
                                                 Treasurer







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